POWER OF ATTORNEY
for the BlackRock Equity-Bond Complex
     The undersigned, James H. Bodurtha, Bruce R. Bond, Donald W. Burton, Stuart E. Eizenstat, Kenneth A. Froot, Robert M. Hernandez, Jack F. O’Brien, Roberta Cooper Ramo, David H. Walsh, Fred G. Weiss, Richard R. West, Richard S. Davis, Laurence D. Fink, and Henry Gabbay, Directors/Trustees of each of the registered investment companies listed in Appendix A hereto, hereby authorize Howard Surloff, Ben Archibald, John Perlowski, Neal J. Andrews, Jay M. Fife, Edward Baer, Jeffrey Holland, Brendan Kyne, Brian Schmidt, and Janey Ahn, or any of them, as attorney-in-fact, to sign on his or her behalf in the capacities indicated (and not in such person’s personal individual capacity for personal financial or estate planning), the Registration Statement on Form N-1A, filed for such registered investment company or any amendment thereto (including any pre-effective or post-effective amendments) for or on behalf of each registered investment company listed in Appendix A or any current or future series thereof, and to file the same, with all exhibits thereto, with the Securities and Exchange Commission.
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     IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney as of the 15th day of September 2010.

Signature	Title	Signature	Title

/s/ James H. Bodurtha	Director/	/s/ Roberta Cooper Ramo	Director/

James H. Bodurtha	Trustee	Roberta Cooper Ramo	Trustee

/s/ Bruce R. Bond	Director/	/s/ David H. Walsh	Director/

Bruce R. Bond	Trustee	David H. Walsh	Trustee

/s/ Donald W. Burton	Director/	/s/ Fred G. Weiss	Director/

Donald W. Burton	Trustee	Fred G. Weiss	Trustee

/s/ Stuart E. Eizenstat	Director/	/s/ Richard R. West	Director/

Stuart E. Eizenstat	Trustee	Richard R. West	Trustee

/s/ Kenneth A. Froot	Director/	/s/ Richard S. Davis	Director/

Kenneth A. Froot	Trustee	Richard S. Davis	Trustee

/s/ Robert M. Hernandez	Director/	/s/ Laurence D. Fink	Director/

Robert M. Hernandez	Trustee	Laurence D. Fink	Trustee

/s/ Jack F. O’Brien	Director/	/s/ Henry Gabbay	Director/

Jack F. O’Brien	Trustee	Henry Gabbay	Trustee

Appendix A
BlackRock Balanced Capital Fund, Inc.
BlackRock Basic Value Fund, Inc.
BlackRock Bond Allocation Target Shares
BlackRock Bond Fund, Inc.
BlackRock California Municipal Series Trust
BlackRock Capital Appreciation Fund, Inc.
BlackRock Equity Dividend Fund
BlackRock EuroFund
BlackRock Focus Growth Fund, Inc.
BlackRock Focus Value Fund, Inc.
BlackRock Fundamental Growth Fund, Inc.
BlackRock Funds II
BlackRock Global Allocation Fund, Inc.
BlackRock Global Dynamic Equity Fund
BlackRock Global Growth Fund, Inc.
BlackRock Global SmallCap Fund, Inc.
BlackRock Municipal Series Trust
BlackRock International Value Trust
BlackRock Mid Cap Value Opportunities Series, Inc.
BlackRock Multi-State Municipal Series Trust
BlackRock Municipal Bond Fund, Inc.
BlackRock Natural Resources Trust
BlackRock Series Fund, Inc.
BlackRock Short-Term Bond Series, Inc.
BlackRock Variable Series Funds, Inc.
BlackRock World Income Fund, Inc.
FDP Series, Inc.
Managed Account Series
Master Basic Value LLC
Master Bond LLC
Master Focus Growth LLC
Master Value Opportunities LLC
Short-Term Bond Master LLC